Exhibit No. 10.12

ORBSAT CORP

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (the “Option Agreement”), effective as of the August 24, 2021 (the “Grant Date”), is between Orbsat Corp, a Nevada corporation (the “Company”), and Paul R. Thomson (the “Optionee”), the Executive Vice President of the Company.

WHEREAS, the Company desires to give the Optionee the opportunity to purchase 25,000 shares of common stock of the Company, par value $0.0001 per share (“Common Shares”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of 25,000 Common Shares. The Option is in all respects limited and conditioned as hereinafter provided.

2. Exercise Price. The exercise price of the Common Shares covered by this Option shall be $5.35 per share.

3. Term. Unless earlier terminated pursuant to any provision of this Option Agreement, this Option shall expire five years from the Grant Date (the “Expiration Date”). This Option shall not be exercisable on or after the Expiration Date.

4. Vesting and Exercise of Option. The Option shall be fully vested on the Grant Date and will remain exercisable until it is exercised or until it terminates and shall not be forfeited upon resignation or termination, other than as set forth in the Employment Agreement, dated August 24, 2021, by and between Optionee and the Company.

5. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Company at its principal office. The form of such notice is attached hereto and shall state the election to exercise the Option and the number of whole shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; and shall be accompanied by payment of the full exercise price of such shares. Only full shares will be issued.

The exercise price shall be paid to the Company:

(a) in cash, or by certified check, bank draft, or postal or express money order;

(b) through the delivery of Common Shares previously acquired by the Optionee;

(c) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount necessary to pay the exercise price of the Option;

(d) in Common Shares newly acquired by the Optionee upon exercise of the Option; or

(e) in any combination of (a), (b), (c) or (d) above.

In the event the exercise price is paid, in whole or in part, with Common Shares, the portion of the exercise price so paid shall be equal to the $5.35 of the Common Shares surrendered on the date of exercise.

Upon receipt of notice of exercise and payment, the Company shall deliver a book entry confirmation representing the Common Shares with respect to which the Option is so exercised. The Optionee shall obtain the rights of a shareholder upon receipt of such confirmation.

Common Shares purchased upon exercise of the Option shall be registered in the name of the person so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship), and shall be delivered as provided above to, or upon the written order of, the person exercising the Option. In the event the Option is exercised by any person after the death or disability of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Common Shares that are purchased upon exercise of the Option as provided herein shall be fully paid and non-assessable.

Upon exercise of the Option, Optionee shall be responsible for all employment and income taxes then or thereafter due (whether Federal, State or local), and if the Optionee does not remit to the Company sufficient cash (or, with the consent of the Board, Common Shares) to satisfy all applicable withholding requirements, the Company shall be entitled to satisfy any withholding requirements for any such tax by disposing of Common Shares at exercise, withholding cash from Optionee’s salary or other compensation or such other means as the Board considers appropriate to the fullest extent permitted by applicable law.

6. Non-Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his or her disability, by his or her guardian or legal representative.

7. Disability. If the Optionee becomes disabled prior to the Expiration Date, then this Option may be exercised by the Optionee or by the Optionee’s legal representative.

8. Death. If the Optionee dies prior to the Expiration Date, then this Option may be exercised by the Optionee’s estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Optionee’s death, to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of his or her death, at any time prior to the earlier of (i) the Expiration Date or (ii) one year after the date of the Optionee’s death. Any part of the Option that was not exercisable immediately before the Optionee’s death shall terminate at that time.

10. Securities Matters. (a) If, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Common Shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Common Shares hereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. The Company shall be under no obligation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition. The Board shall inform the Optionee in writing of any decision to defer or prohibit the exercise of an Option. During the period that the effectiveness of the exercise of an Option has been deferred or prohibited, the Optionee may, by written notice, withdraw the Optionee’s decision to exercise and obtain a refund of any amount paid with respect thereto.

(b) The Company may require: (i) the Optionee (or any other person exercising the Option in the case of the Optionee’s death or disability) as a condition of exercising the Option, to give written assurances, in substance and form satisfactory to the Company, to the effect that such person is acquiring the Common Shares subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to make such other representations or covenants; and (ii) that any certificates for Common Shares delivered in connection with the exercise of the Option bear such legends, in each case as the Company deems necessary or appropriate, in order to comply with federal and applicable state securities laws, to comply with covenants or representations made by the Company in connection with any public offering of its Common Shares or otherwise. The Optionee specifically understands and agrees that the Common Shares, if and when issued upon exercise of the Option, may be “restricted securities,” as that term is defined in Rule 144 under the Securities Act of 1933 and, accordingly, the Optionee may be required to hold the shares indefinitely unless they are registered under such Securities Act of 1933, as amended, or an exemption from such registration is available.

(c) The Optionee shall have no rights as a shareholder with respect to any Common Shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to the Optionee for such Common Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

11. Governing Law. The laws of the State of Nevada (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of the Optionee and the Options granted herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be duly executed by its duly authorized officer, and the Optionee has hereunto set his hand and seal, all as of the 24th day of August 2021.

ORBSAT CORP

By:	/s/ Charles M. Fernandez
Name:	Charles M. Fernandez
Title:	Executive Chairman & Chief Executive Officer

ACCEPTED AND ACKNOWLEDGED

/s/ Paul R. Thomson
Paul R. Thomson

ORBSAT CORP.

Notice of Exercise of Stock Option

I hereby exercise the stock option granted to me pursuant to the Stock Option Agreement effective as of August 24, 2021, by Orbsat Corp (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”), par value $0.0001 per Share, covered by said option:

Number of Shares to be purchased:______________

Number of Options to be exercised:______________

Number Options used for cashless exercise: ______________

Purchase price per Share: $5.35

Total purchase price: Cashless Exercise, (see D, below).

A.	Enclosed is cash or my certified check, bank draft, or postal or express money order in the amount of $_______ in full/partial [circle one] payment for such Shares;

and/or

B.	Enclosed is/are Share(s) with a total Fair Market Value of $_______ in full/partial [circle one] payment for such Shares;

and/or

C.	I have provided notice to [insert name of broker], a broker, who will render full/partial [circle one] payment for such Shares. [Optionee should attach to the notice of exercise provided to such broker a copy of this Notice of Exercise and irrevocable instructions to pay to the Company the full exercise price.]

and/or

D.	I elect to satisfy the payment for Shares purchased hereunder by having the Company withhold ____________ newly acquired Shares pursuant to the exercise of the Option and/or [circle one] I elect to satisfy related federal and/or [circle one] state tax obligations by having the Company withhold ____________ newly acquired Shares pursuant to the exercise of the Option.

Please have the certificate or certificates representing the purchased Shares registered in the following name or names*:

and sent to:_____________________

DATED:

__________________

Optionee’s Signature

*Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.

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